December 19, 2001




Mr. Thomas B. Winmill
CEF Advisers, Inc.
11 Hanover Square, 12th Floor
New York, NY 10005

Dear Mr. Winmill:

     This will confirm our agreement whereby American Stock Transfer & Trust Company will provide the following companies with complete Registrar and stock Transfer Agent services as follows. Please note that our fees cover all services that you require including unlimited transfers, reports and mailings to shareholders. The only additional charges will be reimbursement of out-of-pocket expenses such as postage and stationary. The expense for your 800 telephone number, liquidation of fractional shares, record retention, microfiche, fulfillment of semi and annual report requests, and label production will be absorbed by AST. We guarantee this rate for a period of three years and agree to waive the fee for the first two months of service.

         Global Income Fund, Inc.                    $500.00 per month
         Bexil Corporation                           $750.00 per month
         Tuxis Corporation                           $750.00 per month

     If inconsistent, this express understanding regarding corporation governs over the Certificate of Appointment and AST Regulations.

         All of the following services are included in our flat monthly fee:

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CERTIFICATES
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o    Issuing and registering all stock certificates.
o    Issuing stock options shares electronically through the DWAC system.
o    Processing legal transfers and transactions requiring special handling.
o    Requesting opinion from company's counsel for restricted shares.
o    Mailing certificates to shareholders as a result of transfers.
o    Providing e-mail access for the same day issuance for original issuance.
o    Providing daily reports of processed transfers.

Mr. Thomas B. Winmill
CEF Advisers, Inc.
Page 2


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ACCOUNT MAINTENANCE
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o    Maintaining all shareholder accounts.
o    Placing, maintaining and removing stop transfers.
o    Social Security solicitation.
o    Providing a general 800 number for shareholder inquiries.
o    Handling shareholder/broker inquiries, including Internet correspondence.
o    Issuance of audit confirmations to company's auditors.

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ANNUAL SHAREHOLDER MEETING
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o    Soliciting proxy votes for routine meetings.
o    Imprinting shareholders' names on proxy cards.
o    Mailing material to shareholders.
o    Enclosing multiple proxy cards to same household in one envelope.
o    Receivingremote electronic transmissions from ADP/IECA.
o Transmitting daily proxy tabulation reports to the company via facsimile or telephone.
o    Verifying broker bills.

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PROXY DISTRIBUTION AND TALLYING
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o    Tabulating proxies.

o Internet proxy voting (voteproxy.com). AST can be contacted via the Internet at our website: www.amstock.com and can receive e-mail at info@amstock.com.

o    Preparing final Proxy Tabulation Reports.

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CASH DISTRIBUTION PAYMENTS
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o    Preparing and mailing checks to shareholders.

o    Inserting all required enclosures.

o    ACH/Direct Deposit services.

o    Issuing replacement checks.

o    Maintaining Postal return items.

Mr. Thomas B. Winmill
CEF Advisers, Inc.
Page 3



o    Reconciling checks.

o    Providing check registers to company.

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DIVIDEND REINVESTMENT PLAN ADMINISTRATION
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o    Opening and maintaining participant accounts.
o Acknowledging and processing reinvestment, direct debit and optional cash payments.
o    Mailing quarterly dividend reinvestment statements.
o    Corresponding with plan participants.
o    Mailing proceeds to plan participants liquidating or terminating the plan.
o    Mailing year-end tax information to plan participants and the IRS.
o    Providing periodic investment reports to the company.

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TAX FORMS
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o        Mailing year-end 1099 forms to shareholders.
o        Furnishing year-end 1099 forms to shareholders.
o        Replacing lost 1099 forms to shareholders.
o        Escheatment reports furnished to various state agencies.

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LISTS AND MAILINGS
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o    Monitoring and suppressing undeliverable mail until correct address is located.
o    Furnishing unlimited shareholder lists, in any sequence.
o Providing geographical detail reports of stocks issued/surrendered for a specific period.
o    Locate lost shareholders in accordance with SEC regulations.

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REMOTE ACCESS
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     American Stock Transfer & Trust Company provides our clients with remote access to shareholder records through a secure connection to our website. You can quickly access any type of shareholder data and print out the various reports you need instantly from your offices. Utilizing this feature will make our services appear as if AST was located in your own offices.

Mr. Thomas B. Winmill
CEF Advisers, Inc.
Page 4



     If the above meets your approval, kindly sign where indicated and return one copy to us for our records.

                                            Very truly yours,

                                            AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY


                                            Michael Karfunkel
                                            President


AGREED TO AND ACCEPTED
THIS _____ DAY OF _______, 2001

                                       BY

                            GLOBAL INCOME FUND, INC.
                              (name of corporation)
                             a Maryland corporation
                             (state of corporation)

I, the undersigned, Secretary of the above named Corporation, DO HEREBY CERTIFY that:

1. _______The following resolution was duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on _____________ _____________________, 20__, at which a quorum was present, the resolution has not been rescinded, and it is still in full force and effect:

     WHEREAS, the Corporation is authorized to issue, and it has issued the following capital stock:

                                      Number of           Number of
                                       Shares              Shares
     Class           Par Value       Authorized            Issued

Capital Stock                                             2,602,847
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The address of the Corporation to which Notices may be sent is:

       11 Hanover Square
       New York, NY  10005

NOW, THEREFORE, IT IS RESOLVED that American Stock Transfer & Trust Company ("AST") is hereby appointed transfer agent and registrar for all said authorized of the Corporation, in accordance with the general practices of AST and its regulations set forth in the pamphlet submitted to this meeting entitled "Regulations of the American Stock Transfer & Trust Company."
-------------------------------------------------------------------------

2. ______The following are the duly elected and qualified officers of the Corporation, holding the respective offices set opposite their names, and the signatures set opposite their names are their genuine signatures:

      NAME                                           SIGNATURE
Bassett S. Winmill
---------------------------------  Chairman__________________________________

Thomas B. Winmill
---------------------------------  President_________________________________

Marion E. Morris
---------------------------------  Vice-President____________________________

Heidi Keating
---------------------------------  Vice-President____________________________

William G. Vohrer
---------------------------------  Treasurer_________________________________

Anh Nguyen                         Assistant
---------------------------------  Treasurer_________________________________

Monica Pelaez
---------------------------------  Secretary_________________________________

John F. Ramirez                    Assistant
---------------------------------  Secretary_________________________________

3.   ______The name and address of legal counsel of the Corporation is:

     The Law Offices of Stephanie A. Djinis
     1749 Old Meadow Road, Suite 310
     McLean, Virginia  22102

4. ______Attached is a specimen stock certificate for each denomination of capital stock (the "Stock") for which AST has been authorized to act as transfer agent or registrar.

5. ______Attached is a true copy of the certificate of incorporation, as amended, of the Corporation.

6. ______Attached is a true copy of the by-laws, as amended, of the Corporation.

7. ______If any provision of the certificate of incorporation or by-laws of the Corporation, any court or administrative order, or any other document, affects any transfer agency or registrar function or responsibility relating to the shares, attached is a statement of each such provisions.

8. ______All certificates representing Shares which were not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, bear a legend in substantially the following form:

        The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the Corporation's counsel that registration is not required under the Act.

All Shares not so registered were issued or transferred in a transaction or series of transactions exempt from the registration provisions of the Act, and in each such issuance or transfer, the Corporation was so advised by its legal counsel.

9. If any class of the Corporation's securities are registered under the Securities Exchange Act of 1934, as amended, the most recent Form 10-K, proxy statement and annual report to stockholders of the Corporation are attached.

10. The initial term of AST's appointment hereunder shall be one year from the date hereof and the appointment shall automatically be renewed month to month unless terminated by either party by written notice to the other given not less than thirty (30) days before the end of the initial or any subsequent monthly period. Notwithstanding the foregoing, either party shall be entitled to terminate the appointment forthwith on not less than thirty (30) days notice in the event that the other party commits any breach of its material obligations to such party. On termination of the appointment by AST for failure of the Corporation to pay all amounts due AST, AST shall be entitled to retain all transfer records and related documents until all amounts owing to AST have been paid in full.

11. The Corporation will advise AST promptly of any change in any infor-mation contained in, or attached to, this Certificate by a supplemental Certificate or otherwise in writing.

     WITNESS my hand and seal of the Corporation this ____________ day of _____________________, 20__.

                                                         Secretary

                                                      (corporate seal)

                          CERTIFICATE OF APPOINTMENT OF
                            AMERICAN STOCK TRANSFER
                                 & TRUST COMPANY








     X       TRANSFER AGENT                  X       REGISTRAR
  -------                                 -------